SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LIONS GATE ENTERTAINMENT CORP.

(Name of registrant as specified in its charter)

MR. JAY FIRESTONE

DR. MICHAEL DORNEMANN

MR. CHRISTOPHER J. MCGURK

MR. DANIEL A. NINIVAGGI

DR. HAROLD T. SHAPIRO

MR. CARL C. ICAHN

MR. BRETT ICAHN

MR. JESSE LYNN

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN FUND S.À R.L.

DAAZI HOLDING B.V.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN PARTNERS MASTER FUND II LP

ICAHN PARTNERS MASTER FUND III LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

7508921 CANADA INC.

(Name of person(s) filing proxy statement, if other than the registrant)

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2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF

LIONS GATE ENTERTAINMENT CORP.

AMENDMENT NO. 1 DATED DECEMBER 7, 2010 TO

PROXY STATEMENT

OF

MR. JAY FIRESTONE

DR. MICHAEL DORNEMANN

MR. CHRISTOPHER J. MCGURK

MR. DANIEL A. NINIVAGGI

DR. HAROLD T. SHAPIRO

MR. CARL C. ICAHN

MR. BRETT ICAHN

MR. JESSE LYNN

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN FUND S.À R.L.

DAAZI HOLDING B.V.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN PARTNERS MASTER FUND II LP

ICAHN PARTNERS MASTER FUND III LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

7508921 CANADA INC.

Explanatory Note

This Amendment No. 1 (the “Proxy Statement Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Mr. Jay Firestone, Dr. Michael Dornemann, Mr. Christopher J. McGurk, Mr. Daniel A. Ninivaggi, Dr. Harold T. Shapiro, Mr. Carl C. Icahn, Mr. Brett Icahn, Mr. Jesse Lynn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Fund S.à r.l., Daazi Holding B.V., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Beckton Corp. and 7508921 Canada Inc. with the U.S. Securities and Exchange Commission on December 6, 2010 in connection with the 2010 Annual General Meeting of Shareholders of Lions Gate (the “Annual Meeting”), which is scheduled to be held at the SLS Hotel, 465 S. La Cienega Boulevard, Los Angeles, California 90048, on Tuesday, December 14, 2010 at 10:00 a.m. local time, and at any adjournments, postponements or continuations thereof, amends and supplements certain information contained in the Proxy Statement.

This Proxy Statement Amendment should be read in conjunction with the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

On November 15, 2010, the Icahn Group moved for a preliminary injunction prohibiting Rachesky and his funds from voting the Lions Gate Shares issued in the Conversion at the Annual Meeting. The New York Court heard argument of that motion on December 3, 2010 and has indicated that it expects to issue a decision on that motion before the Annual Meeting to be held on December 14, 2010.

The following disclosure is added to the Proxy Statement:

“Under New York law, a court considering whether to grant a preliminary injunction may also consider whether, if it is later found after further proceedings that the plaintiff was not entitled to the injunction, the harm to the defendants from the injunction can be remedied. In order to make clear that the effects of the preliminary injunction sought by the Icahn Group can be undone, the Icahn Group has tendered to the court the undertakings attached hereto as Annex C from each of the directors on its slate stating that, if (1) a preliminary injunction is granted restraining the voting of the Lions Gate Shares issued in the Conversion, (2) the Icahn Group’s slate is elected by a margin that would not have prevailed had the Lions Gate Shares issued in the Conversion been voted, and (3) the court later determines after further proceedings that the Icahn Group was not entitled to a preliminary injunction, then the directors on the Icahn Group’s slate will each resign their board seats. If all of those conditions are satisfied and the Icahn Group’s directors’ resignation undertakings become effective, the remaining seven directors will be empowered by Canadian law to appoint replacement directors until the next Shareholders meeting.”

ANNEX C

UNDERTAKING

TO:	THE SUPREME COURT OF THE STATE OF NEW YORK (THE “COURT”)

RE:

LIONS GATE ENTERTAINMENT CORP. (THE “COMPANY”)

RESIGNATION AS DIRECTOR

IN AN ACTION BETWEEN CARL C. ICAHN ET. AL. (THE “ICAHN GROUP”) AND THE COMPANY AND MARK RACHESKY, MHR FUND MANAGEMENT LLC AND ITS AFFILIATED ENTITIES (COLLECTIVELY “MHR”) IN THE SUPREME COURT OF THE STATE OF NEW YORK INDEX NO. 651076/2010 (THE “ACTION”)

The undersigned hereby undertakes to the Court that he will resign his position as a director of the Company if the Court grants a preliminary injunction preventing MHR from voting the 16,236,305 shares it acquired on July 20, 2010 at the annual meeting of shareholders of the Company (the “Meeting”) scheduled for December 14, 2010 (or at any adjournment or postponement of such meeting), in the event such injunction order is thereafter reversed or vacated by the Court, and the undersigned would not have been elected as a director of the Company at the Meeting if those 16,236,305 shares held by MHR had been cast in favour of the management nominees of the Company at the Meeting.

DATED the              day of December, 2010.

Name: